Exhibit 5.1

233 S. Wacker Drive, Suite 5800
Chicago, Illinois 60606
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
December 22, 2011	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
Accuride Corporation	Houston	Shanghai
7140 Office Circle	London	Silicon Valley
Evansville, Indiana 47715	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Re:                               Registration Statement on Form S-4 with respect to $310,000,000 Aggregate Principal Amount of 9.5% First Priority Senior Secured Notes due 2018

Ladies and Gentlemen:

We have acted as special counsel to Accuride Corporation, a Delaware corporation (the “Company”), and the Guarantors (as defined below), in connection with the issuance by the Company of $310,000,000 aggregate principal amount of the Company’s 9.5% First Priority Senior Secured Notes due 2018 (the “Exchange Notes”) and the guarantees of the Exchange Notes (the “Guarantees”) by each of the subsidiaries of the Company set forth on Exhibit A-1 hereto (the “Corporate Guarantors”), each of the subsidiaries of the Company set forth on Exhibit A-2 hereto (the “LLC Guarantors”) and each of the subsidiaries of the Company set forth on Exhibit A-3 hereto (the “LP Guarantors” and, together with the Corporate Guarantors and the LLC Guarantors, the “Guarantors”), under the indenture, dated as of July 29, 2010 (the “Indenture”), among the Company, the Guarantors, Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”), and Deutsche Bank Trust Company Americas, as notes priority collateral agent (in such capacity, the “Notes Priority Collateral Agent”), registrar, paying agent and transfer agent, and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2011, (the “Registration Statement”).  The Company is issuing the Exchange Notes pursuant to an exchange offer in which the Company is offering to exchange the Exchange Notes and Guarantees for all of its outstanding 9.5% First Priority Senior Secured Notes due 2018 and the related guarantees (the “Outstanding Securities”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than with respect to the issue of the Exchange Notes and Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and the Exchange Notes have been delivered in exchange for an equal principal amount of Outstanding Securities in the circumstances contemplated by the Registration Statement, the Exchange Notes and Guarantees will have been duly authorized by all necessary corporate action, limited liability company action or limited partner action, as applicable, of the Company and the Guarantors, respectively, and will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (c) the waiver of rights or defenses contained in Sections 4.06, 10.01 and 14.07 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Exchange Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) provisions purporting to make a guarantor primarily liable rather than as a surety; (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; and (h) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Exchange Notes and the Guarantees (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to

2

obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

3

EXHIBIT A-1

Corporate Guarantors

Accuride Cuyahoga Falls, Inc.

AOT Inc.

Bostrom Holdings, Inc.

Bostrom Seating, Inc.

Bostrom Specialty Seating, Inc.

Brillion Iron Works, Inc.

Erie Land Holding, Inc.

Fabco Automotive Corporation

Gunite Corporation

Imperial Group Holding Corp. — 1

Imperial Group Holding Corp. — 2

JAII Management Company

Transportation Technologies Industries, Inc.

Truck Components Inc.

EXHIBIT A-2

LLC Guarantors

Accuride Distributing, LLC

Accuride EMI, LLC

Accuride Henderson Limited Liability Company

AKW General Partner L.L.C.

EXHIBIT A-3

LP Guarantors

Accuride Erie L.P.

Imperial Group, L.P.